As filed with the Securities and Exchange Commission on July 13, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MoneyLion Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-0849243
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30 West 21st Street, 9th Floor

New York, NY 10010

(212) 300-9865

(Address of Principal Executive Offices, including Zip Code)

MoneyLion Inc. Amended and Restated Omnibus Incentive Plan

MoneyLion Inc. 2021 Employee Stock Purchase Plan

(Full title of the plans)

Richard Correia

Chief Financial Officer and Treasurer

30 West 21st Street, 9th Floor

New York, NY 10010
(212) 300-9865

(Name, address and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Adam Kaminsky
Davis Polk & Wardwell LLP
 450 Lexington Avenue
New York, NY 10017
(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering (a) an additional 12,100,000 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of MoneyLion Inc. (the “Registrant”) that are issuable at any time or from time to time under the MoneyLion Inc. Amended and Restated Omnibus Incentive Plan (as amended and restated from time to time, the “Plan”) following the approval and adoption of the Plan, subject to stockholder approval, by the Registrant’s Board of Directors on April 28, 2022 and the approval of the Plan by the Registrant’s stockholders at the Registrant’s 2022 Annual Meeting of Stockholders on June 15, 2022; (b) 5,889,466 additional shares of Class A Common Stock underlying “Substitute Awards” (as defined in the MoneyLion Inc. Omnibus Incentive Plan (the “Original Plan”)) granted by the Registrant in connection with the Registrant’s acquisition of Even Financial Inc., as previously reported by the Registrant; (c) 4,609,648 additional shares of Class A Common Stock pursuant to the provisions of the Original Plan that provide for an automatic annual increase in the number of shares reserved for issuance thereunder; and (d) 3,457,236 additional shares of Class A Common Stock pursuant to the provisions of the MoneyLion Inc. 2021 Employee Stock Purchase Plan (the “ESPP”) that provide for an automatic annual increase in the number of shares reserved for issuance thereunder.

Pursuant to General Instruction E, the contents of the Registration Statements on Form S-8 relating to the Original Plan and the ESPP filed with the Securities and Exchange Commission (the “Commission”) on November 24, 2021 (Registration No. 333-261360), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 17, 2022 (File No. 001-39346);

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Commission on May 16, 2022 (File No. 001-39346);

(c)	The Registrant’s Current Reports on Form 8-K (including the Form 8-K/A (File No. 001-39346) filed with the Commission on May 5, 2022) that have been filed with the Commission since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in clause (a) above (except for any portions of such Current Reports on Form 8-K or Form 8-K/A furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits furnished thereto); and

(d)	The description of the Registrant’s capital stock, which is filed as Exhibit 4.3 in the Registrant’s Annual Report on Form 10-K referred to in clause (a) above, including any amendment or supplements thereto.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description
5.1*	Opinion of Davis Polk & Wardwell LLP.
23.1*	Consent of RSM US LLP, independent registered public accounting firm to MoneyLion Inc.
23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
23.3*	Consent of Deloitte & Touche LLP, independent auditors to Even Financial Inc.
23.4*	Consent of RSM US LLP, independent registered public accounting firm to Even Financial Inc.
24.1*	Powers of Attorney (included in the signature pages hereto)
99.1	MoneyLion Inc. Amended and Restated Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-260254), filed on July 1, 2022).
99.2	MoneyLion Inc. 2021 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed on September 28, 2021).
107*	Filing Fee Table.

*	Filed herewith.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of July, 2022.

MONEYLION INC.

By:	/s/ Diwakar Choubey
	Name:	Diwakar Choubey
	Title:	Chief Executive Officer and President

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints each of Diwakar Choubey and Richard Correia, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Diwakar Choubey	Chief Executive Officer, President and Director	July 13, 2022
Diwakar Choubey	(Principal Executive Officer)

/s/ Richard Correia	Chief Financial Officer and Treasurer	July 13, 2022
Richard Correia	(Principal Financial Officer)

/s/ Mark Torossian	Chief Accounting Officer	July 13, 2022
Mark Torossian	(Principal Accounting Officer)

/s/ John Chrystal	Chair of the Board	July 13, 2022
John Chrystal

/s/ Chris Sugden	Director	July 13, 2022
Chris Sugden

/s/ Jeffrey Gary	Director	July 13, 2022
Jeffrey Gary

/s/ Lisa Gersh	Director	July 13, 2022
Lisa Gersh

/s/ Matt Derella	Director	July 13, 2022
Matt Derella

/s/ Michael Paull	Director	July 13, 2022
Michael Paull

/s/ Annette Nazareth	Director	July 13, 2022
Annette Nazareth

/s/ Dwight L. Bush	Director	July 13, 2022
Dwight L. Bush

II-2